Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2023 Results

LAS VEGAS, February 7, 2024 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the fourth quarter ended December 31, 2023.

Operating revenues were $1.84 billion for the fourth quarter of 2023, an increase of $835.5 million from $1.00 billion for the fourth quarter of 2022. Net income attributable to Wynn Resorts, Limited was $729.2 million for the fourth quarter of 2023, compared to net income attributable to Wynn Resorts, Limited of $32.4 million for the fourth quarter of 2022. The increase in net income attributable to Wynn Resorts, Limited was primarily the result of increased operating revenues from our Macau Operations and our Las Vegas Operations, as well as an income tax benefit related to the release of valuation allowance on certain deferred tax assets as a result of achieving sustained profitability in the U.S. Diluted net income per share was $6.19 for the fourth quarter of 2023, compared to diluted net income per share of $0.29 for the fourth quarter of 2022. Adjusted Property EBITDAR(1) was $630.4 million for the fourth quarter of 2023, compared to Adjusted Property EBITDAR of $195.1 million for the fourth quarter of 2022.

"The strong momentum we built throughout 2023 continued during the fourth quarter with Adjusted Property EBITDAR reaching a new all-time record. These impressive results highlight our team’s relentless focus on delivering five-star hospitality, which continues to elevate our properties above our peers as the destinations of choice for luxury guests in Las Vegas, Boston and Macau," said Craig Billings, CEO of Wynn Resorts, Limited. "On the development front, construction of Wynn Al Marjan Island continues, with much of the hotel tower and podium foundation complete, and preparations underway to start vertical construction of the hotel tower. We are confident the resort will be a 'must see' tourism destination in the UAE. We are excited about the outlook for the Company, and we will continue to focus on driving long-term returns for shareholders."

Consolidated Results
Operating revenues were $1.84 billion for the fourth quarter of 2023, an increase of $835.5 million from $1.00 billion for the fourth quarter of 2022. For the fourth quarter of 2023, operating revenues increased $411.3 million, $309.0 million, $111.3 million, and $5.1 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Wynn Interactive, respectively, and decreased $1.2 million at Encore Boston Harbor, from the fourth quarter of 2022.

Net income attributable to Wynn Resorts, Limited was $729.2 million for the fourth quarter of 2023, compared to net income attributable to Wynn Resorts, Limited of $32.4 million for the fourth quarter of 2022. The increase in net income attributable to Wynn Resorts, Limited was primarily the result of increased operating revenues from our Macau Operations and our Las Vegas Operations, as well as an income tax benefit related to the release of valuation allowance on certain deferred tax assets as a result of achieving sustained profitability in the U.S. Diluted net income per share was $6.19 for the fourth quarter of 2023, compared to diluted net income per share of $0.29 for the fourth quarter of 2022. Adjusted net income attributable to Wynn Resorts, Limited(2) was $213.7 million, or $1.91 per diluted share, for the fourth quarter of 2023, compared to adjusted net loss attributable to Wynn Resorts, Limited of $138.7 million, or $1.23 per diluted share, for the fourth quarter of 2022.

Adjusted Property EBITDAR was $630.4 million for the fourth quarter of 2023, an increase of $435.3 million compared to Adjusted Property EBITDAR of $195.1 million for the fourth quarter of 2022. For the fourth quarter of 2023, Adjusted Property EBITDAR increased $195.1 million, $161.0 million, $51.5 million, $26.5 million, and $1.1 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, Wynn Interactive, and Encore Boston Harbor, respectively, from the fourth quarter of 2022.

For the year ended December 31, 2023, operating revenues were $6.53 billion, an increase of $2.78 billion from $3.76 billion for the year ended December 31, 2022. Operating revenues for the year ended December 31, 2023 increased $1.48 billion, $902.3 million, $348.5 million, $34.7 million, and $13.0 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, Encore Boston Harbor, and Wynn Interactive, respectively, from the year ended December 31, 2022.

Net income attributable to Wynn Resorts, Limited was $730.0 million, or $6.32 per diluted share for the year ended December 31, 2023, compared to net loss attributable to Wynn Resorts, Limited of $423.9 million, or $3.73 per diluted share for the year ended December 31, 2022. The increase in net income attributable to Wynn Resorts, Limited was primarily the result of increased operating revenues from our Macau Operations and our Las Vegas Operations, as well as an income tax benefit related to the release of valuation allowance on certain deferred tax assets as a result of achieving sustained profitability in the U.S. Adjusted net income attributable to Wynn Resorts, Limited was $462.3 million, or $4.10 per diluted share, for the year ended December 31, 2023, compared to adjusted net loss attributable to Wynn Resorts, Limited of $507.4 million, or $4.47 per diluted share, for the year ended December 31, 2022.

Adjusted Property EBITDAR was $2.11 billion for the year ended December 31, 2023, compared to $725.4 million for the year ended December 31, 2022. Adjusted Property EBITDAR for the year ended December 31, 2023 increased $712.4 million, $462.1 million, $145.1 million, $55.8 million, and $14.0 million, at Wynn Palace, Wynn Macau, our Las Vegas Operations, Wynn Interactive, and Encore Boston Harbor, respectively, from the year ended December 31, 2022.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on February 29, 2024 to stockholders of record as of February 20, 2024.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $524.4 million for the fourth quarter of 2023, an increase of $411.3 million from $113.1 million for the fourth quarter of 2022. Adjusted Property EBITDAR from Wynn Palace was $171.1 million for the fourth quarter of 2023, compared to $(23.9) million for the fourth quarter of 2022. Table games win percentage in mass market operations was 23.6%, above the 23.3% experienced in the fourth quarter of 2022. VIP table games win as a percentage of turnover was 2.97%, below the property's expected range of 3.1% to 3.4% and above the 0.11% experienced in the fourth quarter of 2022.

Wynn Macau
Operating revenues from Wynn Macau were $386.2 million for the fourth quarter of 2023, an increase of $309.0 million from $77.2 million for the fourth quarter of 2022. Adjusted Property EBITDAR from Wynn Macau was $125.8 million for the fourth quarter of 2023, compared to $(35.2) million for the fourth quarter of 2022. Table games win percentage in mass market operations was 19.1%, above the 17.2% experienced in the fourth quarter of 2022. VIP table games win as a percentage of turnover was 4.37%, above the property's expected range of 3.1% to 3.4% and above the 1.20% experienced in the fourth quarter of 2022.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $696.8 million for the fourth quarter of 2023, an increase of $111.3 million from $585.5 million for the fourth quarter of 2022. Adjusted Property EBITDAR from our Las Vegas Operations for the fourth quarter of 2023 was $270.8 million, compared to $219.3 million for the fourth quarter of 2022. Table games win percentage for the fourth quarter of 2023 was 25.4%, within the property's expected range of 22% to 26% and above the 21.2% experienced in the fourth quarter of 2022.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $217.1 million for the fourth quarter of 2023, a decrease of $1.2 million from $218.3 million for the fourth quarter of 2022. Adjusted Property EBITDAR from Encore Boston Harbor for the fourth quarter of 2023 was $64.4 million, compared to $63.3 million for the fourth quarter of 2022. Table games win percentage for the fourth quarter of 2023 was 22.0%, within the property's expected range of 18% to 22% and slightly above the 21.9% experienced in the fourth quarter of 2022.

Balance Sheet
Our cash and cash equivalents as of December 31, 2023 totaled $2.88 billion, comprised of $1.32 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $361.5 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $1.20 billion held at Corporate and other. In addition, as of December 31, 2023, we had $697.9 million and $147.3 million in short-term investments held at WML and Corporate and other, respectively. As of December 31, 2023, the available borrowing capacity under the Wynn Resorts Finance Revolver was $736.5 million, and the WM Cayman II Revolver was fully drawn.
Total current and long-term debt outstanding at December 31, 2023 was $11.74 billion, comprised of $6.74 billion of Macau related debt, $2.25 billion of Wynn Las Vegas debt, $2.13 billion of WRF debt, and $614.1 million of debt held by the retail joint venture which we consolidate.

During the fourth quarter of 2023, the Company repurchased 1,609,625 shares of its common stock under its publicly announced equity repurchase program at an average price of $86.56 per share, for an aggregate cost of $139.3 million, bringing the total repurchases by the Company for the year ended December 31, 2023 to 2,206,573 shares of its common stock for an aggregate cost of $195.5 million.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 7, 2024 at 2:00 p.m. PT (5:00 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before March 30, 2024, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2023 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, impairment of goodwill and intangible assets, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, impairment of goodwill and intangible assets, property charges and other, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and nonrecurring income tax benefit from release of valuation allowance, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies.

These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating revenues:
Casino	$1,065,958	$423,218	$3,718,402	$1,632,541
Rooms	347,299	233,252	1,185,671	802,138
Food and beverage	271,558	217,648	1,028,637	846,214
Entertainment, retail and other	155,645	130,819	599,187	475,932
Total operating revenues	1,840,460	1,004,937	6,531,897	3,756,825
Operating expenses:
Casino	643,910	291,757	2,238,671	1,099,801
Rooms	82,857	69,869	307,132	261,343
Food and beverage	216,947	183,034	822,323	700,549
Entertainment, retail and other	79,402	91,676	340,437	328,529
General and administrative	279,484	232,017	1,065,022	830,450
Provision for credit losses	2,350	4,036	(3,964)	(7,295)
Pre-opening	2,646	7,247	9,468	20,643
Depreciation and amortization	176,527	172,292	687,270	692,318
Gain on EBH Transaction, net	—	(181,989)	—	(181,989)
Impairment of goodwill and intangible assets	—	—	94,490	48,036
Property charges and other	(1,388)	35,790	130,877	65,116
Total operating expenses	1,482,735	905,729	5,691,726	3,857,501
Operating income (loss)	357,725	99,208	840,171	(100,676)
Other income (expense):
Interest income	44,931	18,895	175,785	29,758
Interest expense, net of amounts capitalized	(184,955)	(178,620)	(751,509)	(650,885)
Change in derivatives fair value	48,353	1,155	45,098	15,956
Loss on debt financing transactions	—	—	(12,683)	—
Other	8,315	31,901	(11,479)	5,811
Other income (expense), net	(83,356)	(126,669)	(554,788)	(599,360)
Income (loss) before income taxes	274,369	(27,461)	285,383	(700,036)
Benefit (provision) for income taxes	499,408	(6,084)	496,834	(9,332)
Net income (loss)	773,777	(33,545)	782,217	(709,368)
Less: net (income) loss attributable to noncontrolling interests	(44,621)	65,956	(52,223)	285,512
Net income (loss) attributable to Wynn Resorts, Limited	$729,156	$32,411	$729,994	$(423,856)
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$6.53	$0.29	$6.49	$(3.73)
Diluted	$6.19	$0.29	$6.32	$(3.73)
Weighted average common shares outstanding:
Basic	111,661	112,321	112,523	113,623
Diluted	112,033	112,795	112,855	113,623

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$729,156	$32,411	$729,994	$(423,856)
Pre-opening expenses	2,646	7,247	9,468	20,643
Gain on EBH Transaction, net	—	(181,989)	—	(181,989)
Impairment of goodwill and intangible assets	—	—	94,490	48,036
Property charges and other	(1,388)	35,790	130,877	65,116
Change in derivatives fair value	(48,353)	(1,155)	(45,098)	(15,956)
Loss on debt financing transactions	—	—	12,683	—
Foreign currency remeasurement and other	(8,315)	(31,901)	11,479	(5,811)
Income tax impact on adjustments	(1,033)	(198)	(2,088)	(294)
Nonrecurring income tax benefit from release of valuation allowance	(474,214)	—	(474,214)	—
Noncontrolling interests impact on adjustments	15,160	1,110	(5,243)	(13,317)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$213,659	$(138,685)	$462,348	$(507,428)
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$1.91	$(1.23)	$4.10	$(4.47)

Weighted average common shares outstanding - diluted	112,033	112,795	112,855	113,623

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$95,071	$90,545	$(15,860)	$169,756	$167,080	$(15,865)	$(8,617)	$45,371	$357,725
Pre-opening expenses	93	—	—	93	—	33	—	2,520	2,646
Depreciation and amortization	54,502	20,165	381	75,048	60,730	31,220	6,118	3,411	176,527
Property charges and other	451	(676)	4	(221)	389	710	(2,452)	186	(1,388)
Management and license fees	16,782	12,029	—	28,811	33,387	10,665	—	(72,863)	—
Corporate expenses and other	2,733	2,175	14,397	19,305	7,369	1,824	1,905	13,685	44,088
Stock-based compensation	1,501	1,579	1,078	4,158	1,830	402	1,296	7,690	15,376
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	—	35,404
Adjusted Property EBITDAR	$171,133	$125,817	$—	$296,950	$270,785	$64,393	$(1,750)	$—	$630,378

	Three Months Ended December 31, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(105,945)	$(65,599)	$(9,801)	$(181,345)	$121,311	$184,411	$(50,642)	$25,473	$99,208
Pre-opening expenses	—	—	—	—	5,420	15	1,511	301	7,247
Depreciation and amortization	52,817	20,364	381	73,562	55,865	35,610	4,974	2,281	172,292
Gain on EBH Transaction, net	—	—	—	—	—	(181,989)	—	—	(181,989)
Property charges and other	20,378	2,116	16	22,510	361	692	12,908	(681)	35,790
Management and license fees	3,809	2,508	—	6,317	27,996	10,654	—	(44,967)	—
Corporate expenses and other	1,352	1,373	8,718	11,443	5,874	1,743	373	12,301	31,734
Stock-based compensation	3,654	4,069	686	8,409	2,424	345	2,588	5,292	19,058
Triple-net operating lease rent expense	—	—	—	—	—	11,773	—	—	11,773
Adjusted Property EBITDAR	$(23,935)	$(35,169)	$—	$(59,104)	$219,251	$63,254	$(28,288)	$—	$195,113

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Year Ended December 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$307,698	$190,126	$(32,157)	$465,667	$551,128	$(60,887)	$(276,646)	$160,909	$840,171
Pre-opening expenses	93	—	—	93	81	1,286	5,591	2,417	9,468
Depreciation and amortization	216,562	81,673	1,522	299,757	232,685	122,452	22,051	10,325	687,270
Impairment of goodwill and intangible assets	—	—	—	—	—	—	94,490	—	94,490
Property charges and other	13,365	9,807	19	23,191	8,863	1,419	97,218	186	130,877
Management and license fees	60,377	38,019	—	98,396	118,019	42,179	—	(258,594)	—
Corporate expenses and other	10,208	9,766	26,431	46,405	28,519	7,517	6,746	57,243	146,430
Stock-based compensation	7,543	8,700	4,185	20,428	6,948	1,721	7,904	27,514	64,515
Triple-net operating lease rent expense	—	—	—	—	—	141,722	—	—	141,722
Adjusted Property EBITDAR	$615,846	$338,091	$—	$953,937	$946,243	$257,409	$(42,646)	$—	$2,114,943

	Year Ended December 31, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(357,666)	$(247,727)	$(22,190)	$(627,583)	$450,073	$209,962	$(240,111)	$106,983	$(100,676)
Pre-opening expenses	—	—	—	—	15,451	214	4,677	301	20,643
Depreciation and amortization	207,110	81,114	2,709	290,933	199,973	152,906	39,422	9,084	692,318
Gain on EBH Transaction, net	—	—	—	—	—	(181,989)	—	—	(181,989)
Impairment of goodwill and intangible assets	—	—	—	—	—	—	48,036	—	48,036
Property charges and other	23,296	11,482	43	34,821	3,680	1,366	33,015	(7,766)	65,116
Management and license fees	13,895	11,354	—	25,249	101,170	40,464	—	(166,883)	—
Corporate expenses and other	6,081	6,283	16,980	29,344	22,736	7,125	5,877	37,457	102,539
Stock-based compensation	10,727	13,447	2,458	26,632	8,012	1,565	10,594	20,824	67,627
Triple-net operating lease rent expense	—	—	—	—	—	11,773	—	—	11,773
Adjusted Property EBITDAR	$(96,557)	$(124,047)	$—	$(220,604)	$801,095	$243,386	$(98,490)	$—	$725,387

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$729,156	$32,411	$729,994	$(423,856)
Net income (loss) attributable to noncontrolling interests	44,621	(65,956)	52,223	(285,512)
Pre-opening expenses	2,646	7,247	9,468	20,643
Depreciation and amortization	176,527	172,292	687,270	692,318
Gain on EBH Transaction, net	—	(181,989)	—	(181,989)
Impairment of goodwill and intangible assets	—	—	94,490	48,036
Property charges and other	(1,388)	35,790	130,877	65,116
Triple-net operating lease rent expense	35,404	11,773	141,722	11,773
Corporate expenses and other	44,088	31,734	146,430	102,539
Stock-based compensation	15,376	19,058	64,515	67,627
Interest income	(44,931)	(18,895)	(175,785)	(29,758)
Interest expense, net of amounts capitalized	184,955	178,620	751,509	650,885
Change in derivatives fair value	(48,353)	(1,155)	(45,098)	(15,956)
Loss on debt financing transactions	—	—	12,683	—
Other	(8,315)	(31,901)	11,479	(5,811)
(Benefit) provision for income taxes	(499,408)	6,084	(496,834)	9,332
Adjusted Property EBITDAR	$630,378	$195,113	$2,114,943	$725,387

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$417,273	$68,918	505.5	$1,471,280	$255,886	475.0
Rooms	50,472	12,266	311.5	201,783	40,079	403.5
Food and beverage	29,538	11,519	156.4	104,566	35,546	194.2
Entertainment, retail and other	27,075	20,362	33.0	109,215	78,778	38.6
Total	$524,358	$113,065	363.8	$1,886,844	$410,289	359.9

Adjusted Property EBITDAR (6)	$171,133	$(23,935)	NM	$615,846	$(96,557)	NM

Casino Statistics:
VIP:
Average number of table games	59	50	18.0	56	53	5.7
VIP turnover	$3,161,083	$1,047,561	201.8	$11,363,248	$2,641,321	330.2
VIP table games win (1)	$93,892	$1,118	NM	$383,384	$23,471	NM
VIP table games win as a % of turnover	2.97%	0.11%		3.37%	0.89%
Table games win per unit per day	$17,381	$245	NM	$18,744	$1,259	NM
Mass market:
Average number of table games	245	237	3.4	242	229	5.7
Table drop (2)	$1,711,850	$373,312	358.6	$6,126,841	$1,312,786	366.7
Table games win (1)	$404,468	$86,933	365.3	$1,373,436	$282,138	386.8
Table games win %	23.6%	23.3%		22.4%	21.5%
Table games win per unit per day	$17,934	$3,987	349.8	$15,574	$3,489	346.4
Average number of slot machines	585	578	1.2	580	623	(6.9)
Slot machine handle	$624,688	$229,341	172.4	$2,385,033	$732,197	225.7
Slot machine win (3)	$27,580	$8,306	232.0	$102,816	$31,295	228.5
Slot machine win per unit per day	$512	$156	228.2	$486	$142	242.3
Room statistics:
Occupancy	98.3%	50.1%		94.9%	38.4%
ADR (4)	$311	$146	113.0	$323	$156	107.1
REVPAR (5)	$306	$73	319.2	$306	$60	410.0
NM: Not meaningful.
Note: The results of operations of Wynn Palace for the three and twelve months ended December 31, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$320,642	$51,418	523.6	$970,269	$216,639	347.9
Rooms	29,534	7,144	313.4	109,308	25,691	325.5
Food and beverage	20,762	7,456	178.5	68,017	25,334	168.5
Entertainment, retail and other	15,261	11,180	36.5	65,940	43,585	51.3
Total	$386,199	$77,198	400.3	$1,213,534	$311,249	289.9

Adjusted Property EBITDAR (6)	$125,817	$(35,169)	NM	$338,091	$(124,047)	NM

Casino Statistics:
VIP:
Average number of table games	30	52	(42.3)	41	41	—
VIP turnover	$1,405,523	$429,575	227.2	$5,132,628	$1,771,143	189.8
VIP table games win (1)	$61,362	$5,135	NM	$191,936	$55,999	242.7
VIP table games win as a % of turnover	4.37%	1.20%		3.74%	3.16%
Table games win per unit per day	$22,233	$1,074	NM	$12,699	$3,828	231.7
Mass market:
Average number of table games	221	217	1.8	216	235	(8.1)
Table drop (2)	$1,558,372	$317,801	390.4	$5,155,929	$1,170,633	340.4
Table games win (1)	$297,671	$54,695	444.2	$910,825	$189,769	380.0
Table games win %	19.1%	17.2%		17.7%	16.2%
Table games win per unit per day	$14,655	$2,740	434.9	$11,560	$2,284	406.1
Average number of slot machines	557	691	(19.4)	530	646	(18.0)
Slot machine handle	$652,498	$218,935	198.0	$2,212,196	$895,466	147.0
Slot machine win (3)	$20,775	$7,867	164.1	$68,667	$31,768	116.2
Slot machine win per unit per day	$405	$124	226.6	$355	$139	155.4
Poker rake	$4,460	$223	NM	$18,266	$357	NM
Room statistics:
Occupancy	99.4%	51.8%		96.5%	41.1%
ADR (4)	$282	$135	108.9	$281	$154	82.5
REVPAR (5)	$281	$70	301.4	$271	$63	330.2
NM: Not meaningful.
Note: The results of operations of Wynn Macau for three and twelve months ended December 31, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$167,579	$141,349	18.6	$628,185	$535,279	17.4
Rooms	242,993	190,584	27.5	784,385	651,291	20.4
Food and beverage	199,706	176,126	13.4	770,401	702,515	9.7
Entertainment, retail and other	86,526	77,433	11.7	297,635	243,051	22.5
Total	$696,804	$585,492	19.0	$2,480,606	$2,132,136	16.3

Adjusted Property EBITDAR (6)	$270,785	$219,251	23.5	$946,243	$801,095	18.1

Casino Statistics:
Average number of table games	232	234	(0.9)	233	234	(0.4)
Table drop (2)	$657,564	$590,693	11.3	$2,425,621	$2,274,010	6.7
Table games win (1)	$167,106	$125,441	33.2	$599,001	$511,746	17.1
Table games win %	25.4%	21.2%		24.7%	22.5%
Table games win per unit per day	$7,816	$5,823	34.2	$7,038	$5,990	17.5
Average number of slot machines	1,631	1,678	(2.8)	1,645	1,703	(3.4)
Slot machine handle	$1,689,839	$1,591,100	6.2	$6,423,374	$5,617,775	14.3
Slot machine win (3)	$125,950	$115,802	8.8	$451,833	$394,052	14.7
Slot machine win per unit per day	$840	$750	12.0	$752	$634	18.6
Poker rake	$9,477	$6,950	36.4	$25,720	$19,680	30.7
Room statistics:
Occupancy	88.9%	89.9%		89.6%	86.7%
ADR (4)	$631	$492	28.3	$513	$454	13.0
REVPAR (5)	$561	$443	26.6	$459	$393	16.8

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Percent Change	2023	2022	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$160,464	$161,534	(0.7)	$648,668	$624,738	3.8
Rooms	24,300	23,259	4.5	90,195	85,078	6.0
Food and beverage	21,552	22,546	(4.4)	85,653	82,818	3.4
Entertainment, retail and other	10,829	11,001	(1.6)	41,270	38,439	7.4
Total	$217,145	$218,340	(0.5)	$865,786	$831,073	4.2

Adjusted Property EBITDAR (6)	$64,393	$63,254	1.8	$257,409	$243,386	5.8

Casino Statistics:
Average number of table games	185	194	(4.6)	191	187	2.1
Table drop (2)	$358,324	$370,590	(3.3)	$1,422,416	$1,447,851	(1.8)
Table games win (1)	$78,720	$81,032	(2.9)	$308,890	$315,057	(2.0)
Table games win %	22.0%	21.9%		21.7%	21.8%
Table games win per unit per day	$4,621	$4,546	1.6	$4,429	$4,604	(3.8)
Average number of slot machines	2,560	2,601	(1.6)	2,550	2,716	(6.1)
Slot machine handle	$1,323,309	$1,303,782	1.5	$5,256,696	$5,007,772	5.0
Slot machine win (3)	$105,061	$103,846	1.2	$421,190	$402,688	4.6
Slot machine win per unit per day	$446	$434	2.8	$452	$406	11.3
Poker rake	$5,389	$4,895	10.1	$21,505	$9,476	126.9
Room statistics:
Occupancy	93.3%	93.9%		93.0%	91.4%
ADR (4)	$424	$404	5.0	$398	$382	4.2
REVPAR (5)	$395	$380	3.9	$370	$349	6.0
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com